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                                                                EXHIBIT 16.3



                                [ERNST & YOUNG LETTERHEAD]



                                                31 October 1997


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Dear Sirs:

We have read the statements pertaining to our firm made by Viasystems, Inc., in its Registration Statement on form S-1 (No. 333-29727) under the caption "Changes in and disagreements with accountants and financial disclosure" and are in agreement therewith.

Yours faithfully




/s/ ERNST & YOUNG